EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Ramp Corporation
New York, New York

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32308, 333-85483, 333-100650, 333-103196,
333-105822,  333-110838, 333-112321, 333-113156, 333-114734, and 333-118457) and
Form S-8 (Nos. 333-31684,  333-57558,  333-73578,  333-116798 and 333-121517) of
Ramp Corporation (formerly known as Medix Resources Inc.) of our report dated February 14, 2003, relating to the consolidated financial statements for the year ended December 31, 2002, which appears in this Form 10-K.


                                       /s/Ehrhardt Keefe Steiner & Hottman PC
                                       Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
April 5, 2005